EXHIBIT 2.9

                      AGREEMENT AND PLAN OF REORGANIZATION

                            DATED AS OF JUNE 13, 1996

                                  BY AND AMONG

                      AMERICAN RESIDENTIAL SERVICES, INC.,

                              ARS ACQUISITION INC.,

                           ENTERPRISES HOLDING COMPANY

                                       AND

                          THE STOCKHOLDERS NAMED HEREIN

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I             DEFINITIONS..............................................1

ARTICLE II            THE MERGER AND RELATED MATTERS...........................6
         Section 2.01.  Certificate of Merger..................................6
         Section 2.02.  The Effective Time.....................................6
         Section 2.03.  Certain Effects of the Merger..........................6
         Section 2.04.  Effect of the Merger on Capital Stock and Warrants.....6
         Section 2.05.  Delivery, Exchange and Payment.........................7
         Section 2.06.  Fractional Shares......................................9

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER.......9
         Section 3.01.  By each Stockholder....................................9

ARTICLE IV            REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE STOCKHOLDERS.....................10
         Section 4.01.  By the Company and Each Stockholder...................10

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF ARS AND NEWCO.........11
         Section 5.01.  By ARS and Newco......................................11

ARTICLE VI            COVENANTS EXTENDING TO THE EFFECTIVE TIME...............11
         Section 6.01.  Of Each Party.........................................11

ARTICLE VII           THE CLOSING AND CONDITIONS TO CLOSING AND
                      CONSUMMATION............................................11
         Section 7.01.  The Closing and Certain Conditions....................11

ARTICLE VIII          COVENANTS FOLLOWING THE EFFECTIVE TIME..................13
         Section 8.01.  Of Each Party Other Than the Company..................13

ARTICLE IX            INDEMNIFICATION.........................................13
         Section 9.01.  Indemnification Rights and Obligations................13

ARTICLE X             LIMITATIONS ON COMPETITION..............................13
         Section 10.01.  Prohibited Activities................................13
         Section 10.02.  Damages..............................................14
         Section 10.03.  Reasonable Restraint.................................14
         Section 10.04.  Severability; Reformation............................14
         Section 10.05.  Independent Covenant.................................14

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         Section 10.06.  Materiality..........................................15

ARTICLE XI            GENERAL PROVISIONS......................................15
         Section 11.01.  Treatment of Confidential Information................15
         Section 11.02.  Restrictions on Transfer of ARS Common Stock.........15
         Section 11.03.  Brokers and Agents...................................16
         Section 11.04.  Assignment; No Third Party Beneficiaries.............16
         Section 11.05.  Entire Agreement; Amendment; Waivers.................17
         Section 11.06.  Counterparts.........................................17
         Section 11.07.  Expenses.............................................17
         Section 11.08.  Notices..............................................17
         Section 11.09.  Governing Law........................................18
         Section 11.10.  Exercise of Rights and Remedies......................18
         Section 11.11.  Time.................................................19
         Section 11.12.  Reformation and Severability.........................19
         Section 11.13.  Remedies Cumulative..................................19
         Section 11.14.  Respecting the IPO...................................19

ARTICLE XII           TERMINATION.............................................20
         Section 12.01.  Termination of This Agreement........................20
         Section 12.02.  Liabilities in Event of Termination..................20

                                      -ii-

                      AGREEMENT AND PLAN OF REORGANIZATION


                  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of June 13, 1996, by and among American Residential Services, Inc., a Delaware corporation ("ARS"), ARS Acquisition Inc., a Texas corporation and a wholly owned subsidiary of ARS ("Newco"), Enterprises Holding Company, a Texas corporation (the "Company"), and the persons listed on the signature pages hereof under the caption "Stockholders" (collectively, the "Stockholders," and each of those persons, individually, a "Stockholder").

                              PRELIMINARY STATEMENT

                  The parties to this Agreement have determined it is in their best long-term interests to effect a business combination pursuant to which:

                  (a) Newco will merge into the Company on the terms and subject to the conditions set forth herein (that merger being the "Merger");

                  (b) ARS will acquire the stock of all or some of the entities listed in the accompanying Addendum 1 (each an "Other Founding Company" and, collectively with the Company, the "Founding Companies") pursuant to agreements that are (i) similar to this Agreement and (ii) entered into among those entities and their equity owners, ARS and subsidiaries of ARS (collectively, the "Other Agreements"); and

                  (c) ARS shall effect a public offering of shares of its common stock and issue and sell those shares.

                  The respective boards of directors of ARS, Newco and the Company have approved and adopted this Agreement to effect a transaction subject to Section 351 of the Code.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below in this
Section 1.01. Capitalized terms used in this Agreement and not defined below in this Section 1.01 have the meanings assigned to them in the Preliminary Statement or Article I of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference), as the case may be.

                  "ADCOT" means ADCOT, Inc., a Texas corporation.

                  "ADJUSTMENT DETERMINATION DATE" means the date that is 30 days following delivery by ARS of the Post-closing Statement to the Stockholders, unless the Closing Date Working Capital and the Positive Working Capital Adjustment or the Negative Working Capital Adjustment, as the case may be, are determined pursuant to Section 2.05 by Arthur Andersen LLP, in which event the Adjustment Determination Date is the date Arthur Andersen LLP delivers those determinations in writing to ARS.

                  "AGREED RATE" means 8.0% per annum.

                  "AGREEMENT" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Annexes and Exhibits, as each of the same may be amended, modified or supplemented from time to time pursuant to the provisions hereof or thereof.

                  "ARS" means American Residential Services, Inc., a Delaware corporation.

                  "ARS ACQUISITION CANDIDATE" means any Entity engaged in any of the businesses of providing repair, maintenance, replacement or warranty and annual contract maintenance services for Plumbing, heating/air conditioning and electrical systems to owners or occupants of single-family homes, duplexes, condominiums and small commercial facilities, designing and installing of any of those systems in new construction, selling and servicing home appliances and other similar residential and building services (i) which was called on by any of the Company, ARS or the Subsidiaries of the Company or ARS in connection with the possible acquisition by any of them of that Entity or (ii) of which any of them has made an acquisition analysis.

                  "ARS ACQUISITION SHARES" has the meaning specified in Section 2.04.

                  "ARS COMMON STOCK" means the common stock, par value $.001 per share, of ARS.

                  "CLOSING DATE BALANCE SHEET" of the Company means a Combined Balance Sheet as at the IPO Closing Date which is prepared in accordance with GAAP on a basis consistent with the basis on which the Current Balance Sheet was prepared.

                  "CLOSING DATE WORKING CAPITAL" of the Company means the Working Capital as determined from the Closing Date Balance Sheet, provided, that if that determination is made pursuant to Section 2.05 by Arthur Andersen LLP, the amount equal to 50% of the fees and expenses of Arthur Andersen LLP which are attributable to its audit of the Closing Date Balance Sheet and its making of that determination will be deemed a liability of the Company for the purpose of determining the Closing Date Working Capital and resulting

         Positive Working Capital Adjustment or Negative Working Capital Adjustment, as the case may be.

                  "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by ARS for the Closing under this Agreement in which are included the forms of certificates of officers, the opinions of counsel and certain other documents to be delivered at the Closing as provided in Article VII.

                  "COMBINED BALANCE SHEET" means as at any date a balance sheet as at that date of the Combined Companies which has been prepaid in accordance with GAAP.

                  "COMBINED COMPANIES" means the Company, ADCOT and SEI.

                  "COMPANY" means Enterprises Holding Company, a Texas corporation.

                  "COMPANY COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

                  "COMPANY PREFERRED STOCK" means the Series A Preferred Stock, par value $100 per share, of the Company and the Series B Preferred Stock, par value $100 per share of the Company.

                  "COUNSEL FOR ARS AND NEWCO" means Baker & Botts, L.L.P.

                  "COUNSEL FOR THE COMPANY" means John D. Held, Esq., the General Counsel of the Company, in his capacity as such.

                  "COUNSEL FOR THE STOCKHOLDERS" means, with respect to the holders of Company Common Stock, John D. Held, Esq., the General Counsel of the Company in his capacity as such, and, with respect to the holder of Company Preferred Stock, Porter & Hedges, L.L.P.

                  "CURRENT BALANCE SHEET" means the unaudited Combined Balance Sheet as at March 31, 1996 which has been delivered to ARS.

                  "CURRENT BALANCE SHEET DATE" means March 31, 1996.

                  "DISCLOSURE STATEMENT" means the written statement executed by the Company and each of the Stockholders and delivered to ARS prior to the execution and delivery of this Agreement by ARS and Newco in which either (a) exceptions are taken to each of certain of the representations and warranties made by the Company and the Stockholders herein or (b) it is confirmed that no exception is taken to that representation and warranty.

                  "DISSENTING SHARES" has the meaning specified in Section 2.04.

                  "EHC WARRANT" means the Warrant dated as of March 19, 1996 executed by the Company and granting to NationsBank of Texas, N.A. the right to purchase shares of Company Common Stock.

                  "EQUUS" means Equus II Incorporated, a Delaware corporation and one of the Stockholders.

                  "EQUUS PLEDGE" means the pledge agreement between Equus and NationsBank of Texas, N.A., pursuant to which (a) Equus has pledged shares of Company Preferred Stock to NationsBank of Texas, N.A. and (b) after the Effective Time, Equus will pledge shares of ARS Common Stock to NationsBank of Texas, N.A., in each case to secure a bank loan.

                  "EQUUS REGISTRATION RIGHTS AGREEMENT" means the Stock Registration Agreement dated as of March 6, 1996 between ARS and Equus.

                  "INITIAL ADCOT FINANCIAL STATEMENTS" means: (a) the audited balance sheets of ADCOT as at December 31, 1994 and 1995 and the related audited statements of operations, cash flows and shareholders' deficit for each of ADCOT's fiscal years in the two-year period ended December 31, 1995, together with the related audit report of Arthur Andersen LLP, and (b) the unaudited balance sheet of ADCOT as at March 31, 1996, the related unaudited statements of operations and cash flows for the three months ended March 31, 1995 and 1996 and the related unaudited statement of shareholders' deficit at March 31, 1996.

                  "INITIAL FINANCIAL STATEMENTS" means the Initial ADCOT Financial Statements, the Initial SEI Financial Statements and the Current Balance Sheet.

                  "INITIAL SEI FINANCIAL STATEMENTS" means: (a) the audited consolidated balance sheets of SEI as at December 31, 1994 and 1995 and the related audited consolidated statements of operations, cash flows and shareholders' equity for each of SEI's three fiscal years in the three-year period ended December 31, 1995, together with the related audit report of Arthur Andersen LLP, and (b) the unaudited consolidated balance sheet of SEI as at March 31, 1996, the related unaudited consolidated statements of operations and cash flows for the three months ended March 31, 1995 and 1996 and the related unaudited statement of shareholders' equity at March 31, 1996.

                  "INTERIM DATE BALANCE SHEET" means the Combined Balance Sheet as at the end of the Company's fiscal quarter next preceding the date of the Closing which is included in the Financial Statements.

                  "INTERIM DATE WORKING CAPITAL" means the Working Capital as determined from the Interim Date Balance Sheet by ARS on a basis consistent with the determination of the Working Capital from the Current Balance Sheet.

                  "INTERIM NEGATIVE WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which the Interim Date Working Capital is more negative than ($16,443,000).

                  "INTERIM POSITIVE WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which the Interim Date Working Capital is greater (or less negative) than ($16,443,000).

                  "MERGER CONSIDERATION" has the meaning specified in Section 2.04.

                  "NEGATIVE WORKING CAPITAL ADJUSTMENT" means the amount, if any, by which the Closing Date Working Capital is more negative than ($16,443,000).

                  "NEWCO" means ARS Acquisition Inc., a Texas corporation.

                  "POSITIVE WORKING CAPITAL ADJUSTMENT" means (a) the amount, if any, by which the Closing Date Working Capital is greater (or less negative) than ($16,443,000).

                  "POST-CLOSING STATEMENT" has the meaning specified in Section 2.05.

                  "PRO RATA SHARE" means for each Stockholder the percentage set forth in Schedule 2.04 under the column heading "Pro Rata Share of ARS Acquisition Shares."

                  "REPLACEMENT WARRANT" has the meaning specified in Section 2.04(b).

                  "RESPONSIBLE OFFICER" means C. Clifford Wright, Jr.

                  "SEI" means Services Enterprises, Inc., a Texas corporation.

                  "STOCKHOLDER AGREEMENT" means the Stockholders Agreement entered into as of June 13, 1996 among ARS, the Stockholders and other Persons parties thereto.

                  "SURVIVING CORPORATION" means the Company, the Person to be designated in the Certificate of Merger as the surviving corporation of the Merger.

                  "TBCA" means the Texas Business Corporation Act.

                  "TERRITORY" has the meaning specified in Section 10.01.

                  "THRESHOLD AMOUNT" means 2% of the Transaction Value.

                  "TRANSACTION VALUE" means (a) at any time prior to the Adjustment Determination Date, $5,676,000, and (b) on and after the Adjustment Determination Date, $5,676,000 plus the Positive Working Capital Adjustment, if any, or minus the Negative Working Capital Adjustment, if any.

                  "TRANSFER TAXES" has the meaning specified in Section 11.07.

                  "UNIFORM PROVISIONS" means the Uniform Provisions of ARS for the Acquisition of Founding Companies attached hereto as Annex 1.

                  "WORKING CAPITAL" of the Company means, as at any date and as determined by reference to a Combined Balance Sheet at that date which is prepared in accordance with GAAP, the amount by which (a) the sum, without duplication of amounts, of all amounts that are included and classified as current assets on that balance sheet exceeds, or is exceeded by, (b) the sum, without duplication of amounts, of all amounts that are included and classified as liabilities or as mandatorily redeemable Capital Stock on that balance sheet; if at any time those current assets are exceeded by those liabilities, Working Capital will be expressed as a negative amount.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

                  Section 2.01. CERTIFICATE OF MERGER. Subject to the terms and conditions hereof, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Secretary of State of the State of Texas.

                  Section 2.02. THE EFFECTIVE TIME. The effective time of the Merger (the "Effective Time") will be the time on the IPO Closing Date which the Articles of Merger specify or, if the Articles of Merger do not specify another time, 8:00 a.m., eastern daylight standard time, on the IPO Closing Date.

                  Section 2.03. CERTAIN EFFECTS OF THE MERGER. At and as of the Effective Time, (a) Newco will be merged with and into the Company in accordance with the provisions of the TBCA, (b) Newco will cease to exist as a separate legal entity, (c) the articles of incorporation of the Company will be amended to change (i) its name to "ARS Services Inc." and (ii) its authorized capital stock to 1,000 shares, par value $1.00 per share, of Common Stock, (d) the Company will be the Surviving Corporation and, as such, will, all with the effect provided by the TBCA, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the State of Texas, (e) the Charter Documents of the Company then in effect (after giving effect to the amendment of the Company's articles of incorporation specified in clause (c) of this sentence) will become and thereafter remain (until changed in accordance with (i) applicable law (in the case of the articles of incorporation) or (ii) their terms (in the case of the bylaws)) the Charter Documents of the Surviving Corporation, (f) the initial board of directors of the Surviving Corporation will be the persons named in Schedule 2.03, and those persons will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws of the State of Texas and the Charter Documents of the Surviving Corporation, and (g) the initial officers of the Surviving Corporation will be as set forth in Schedule 2.03, and each of those persons will serve in each office specified for that person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Corporation, until that person's successor is duly elected to, and, if necessary, qualified for, that office.

                  Section 2.04. EFFECT OF THE MERGER ON CAPITAL STOCK AND WARRANTS. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

                  (a) the shares of Company Preferred Stock and Company Common Stock issued and outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, subject to the provisions of Section 2.05, without interest, on surrender of the certificates evidencing those shares, (A) the amount of cash and number of whole and fractional shares of ARS Common Stock (sometimes collectively referred to as the "ARS Acquisition Shares") set forth or determined as provided in Schedule 2.04 (the "Merger Consideration")
         (ii) cease to be outstanding and to exist and (iii) be canceled and retired;

                  (b) the EHC Warrant will (i) be converted into the right to receive, subject to the provisions of Section 2.05(g), without interest, on surrender of the EHC Warrant, a warrant executed by ARS in substantially the form of Exhibit 2.04(b) (the "Replacement Warrant"),
         (ii) cease to be outstanding and to exist and (iii) be canceled and retired;

                  (c) the outstanding Warrant dated as of March 6, 1996 previously issued by ARS to Equus will continue to remain outstanding and will be unaffected by the Merger, except that such warrant shall continue to be exercisable for 100,000 shares of ARS Common Stock, notwithstanding any stock dividend, stock split, reverse stock split or other subdivision or reclassification of ARS Common Stock prior to the Effective Time;

                  (d) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on that conversion will constitute all the issued and outstanding shares of Capital Stock of the Surviving Corporation.

Each holder of a certificate representing shares of Company Common Stock or Company Preferred Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, subject to the provisions of Section 2.05, without interest, the consideration described in this Section 2.04 and the additional cash, if any, owing with respect to those shares as provided in
Section 2.06. Notwithstanding the foregoing, the right to receive any Merger Consideration will not apply to any shares of Company

Common Stock or Company Preferred Stock which shall have statutory appraisal rights perfected with respect thereto ("Dissenting Shares"), if those rights are available, pursuant to the provisions of Articles 5.11, 5.12 and 5.13 of the TBCA, it being intended and agreed that any holder of those shares shall have in consideration for the cancellation thereof only the rights, if any, afforded to that holder under Articles 5.11, 5.12 and 5.13 of the TBCA.

                  Section 2.05. DELIVERY, EXCHANGE AND PAYMENT. (a) At or after the Effective Time: (i) each Stockholder, as the holder of certificates representing shares of Company Common Stock or Company Preferred Stock, will, on surrender of those certificates to ARS (or any agent that may be appointed by ARS for purposes of this Section 2.05), receive, subject to the provisions of this Section 2.05 and Section 2.06, the consideration provided for in Section 2.04; and (ii) until any certificate representing Company Common Stock or Company Preferred Stock has been surrendered and replaced pursuant to this
Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of ARS Common Stock issuable in respect of that certificate pursuant to Section 2.04. All shares of ARS Common Stock issuable in the Merger will be deemed for all purposes to have been issued by ARS at the Effective Time.

                  (b) Each Stockholder will deliver to ARS (or any agent that may be appointed by ARS for purposes of this Section 2.05) on or before the IPO Closing Date the certificates representing Company Common Stock or Company Preferred Stock owned by the Stockholder, duly endorsed in blank by that Person, or accompanied by duly executed stock powers in blank, and with all necessary transfer tax and other revenue stamps, acquired at that Person's expense, affixed and canceled. Each Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock or Company Preferred Stock delivered by that Person.

                  (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to ARS Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock or Company Preferred Stock for which shares of ARS Common Stock have been issued in the Merger until those certificates are surrendered as provided herein, but (i) on that surrender ARS will cause to be paid, to the Person in whose name the certificates representing such shares of ARS Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of ARS Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional shares pursuant to Section 2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, ARS will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such whole shares of ARS Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions or cash for and in lieu of fractional shares on surrender of outstanding certificates.

                  (d) Prior to the date of the Closing, ARS will cause to be prepared and delivered to the Stockholders a statement setting forth the Interim Positive Working Capital Adjustment, if any, or the Interim Negative Working Capital Adjustment, if any. If an Interim Positive Working Capital Adjustment has been determined, ARS will, promptly after the Effective Time, but subject to the certificate surrender requirements of Section 2.05(a), pay to the Stockholders, without interest, their respective Pro Rata Shares of the amount of the Interim Positive Working Capital Adjustment.

                  (e) As soon as practicable, and in any event within 60 days, following the Effective Time, ARS will cause to be prepared and delivered to the Stockholders (i) the Closing Date Balance Sheet and (ii) a statement (the "Post-closing Statement") of the Closing Date Working Capital and the Positive Working Capital Adjustment, if any, or the Negative Working Capital Adjustment, if any. The Post-closing Statement will be final and binding on ARS and the Stockholders unless, within 30 days following the delivery of the Post-closing Statement, a Stockholder notifies ARS in writing that the Stockholder does not accept as correct the amount of the Closing Date Working Capital or the amount of the Positive Working Capital Adjustment or the Negative Working Capital Adjustment, as the case may be, as set forth in the Post-closing Statement. If any Stockholder timely delivers to ARS that notice respecting the Post-closing Statement, the Closing Date Balance Sheet will be audited, and the Closing Date Working Capital and the Positive Working Capital Adjustment or the Negative Working Capital Adjustment, as the case may be, will be determined within 30 days after the delivery to ARS of that notice, by Arthur Andersen LLP, and these determinations will be final and binding on ARS and all the Stockholders.

                  (f) If a Positive Working Capital Adjustment is determined with finality pursuant to Section 2.05(e), ARS will, promptly after the Adjustment Determination Date, but subject to the certificate surrender requirements of Section 2.05(a), pay in cash to the Stockholders on a pro rata basis (based on their respective Pro Rata Shares of ARS Acquisition Shares) the amount, together with interest thereon from (and including) the IPO Closing Date to (but excluding) the Adjustment Determination Date at the Agreed Rate, by which (i) the amount of the Positive Working Capital Adjustment exceeds (ii) the amount of the Interim Positive Working Capital Adjustment, if any. If a Negative Working Capital Adjustment is determined with finality pursuant to Section 2.05(e), the Stockholders will, no later than 10 Houston, Texas business days after ARS makes a written request therefor, pay in cash their respective Pro Rata Shares of the sum of (i) the amount of or the Negative Working Capital Adjustment and (ii) the Interim Positive Working Capital Adjustment, if any, together with interest on that sum at the Agreed Rate from (and including) the IPO Closing Date to (but excluding) the Adjustment Determination Date.

                  (g) NationsBank of Texas, N.A. will deliver to ARS (or any agent as may be appointed by ARS for purposes of this Section 2.05) the EHC Warrant, duly marked canceled, against receipt of the Replacement Warrant.

                  Section 2.06. FRACTIONAL SHARES. Notwithstanding any other provision herein, no fractional shares of ARS Common Stock will be issued, and any Stockholder entitled hereunder to receive a fractional share of ARS Common Stock but for this Section 2.06 will be entitled hereunder to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole cent) equal to that Person's fractional interest in a share of ARS Common Stock multiplied by the IPO Price.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

                  Section 3.01. BY EACH STOCKHOLDER. Each Stockholder represents and warrants to ARS that all the following representations and warranties in this Article III are as of the date of this Agreement, and will be, as amended or supplemented pursuant to Section 6.08, on the date of the Closing and the IPO Closing Date, true and correct:

                  (a) (i) the Stockholder will be acquiring the shares of ARS Common Stock to be issued pursuant to Section 2.04 to the Stockholder solely for the Stockholder's account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution;
         (ii) the Stockholder is not a party to any agreement or other arrangement for the disposition of any shares of ARS Common Stock other than this Agreement, the Registration Rights Agreement, the Equus Registration Rights Agreement and the Equus Pledge; (iii) the Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a); (iv) the Stockholder (A) is able to bear the economic risk of an investment in the ARS Common Stock acquired pursuant to this Agreement, (B) can afford to sustain a total loss of that investment,
         (C) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the ARS Common Stock, (D) has had an adequate opportunity to ask questions and receive answers from the officers of ARS concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current and proposed officers and directors of ARS, the plans for the operations of the business of ARS, the business, operations and financial condition of the Other Founding Companies and any plans of ARS for additional acquisitions, and (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to his satisfaction; and

                  (b) the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth in that Article hereby are agreed to.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                        THE COMPANY AND THE STOCKHOLDERS

                  Section 4.01. BY THE COMPANY AND EACH STOCKHOLDER. The Company and each Stockholder other than Equus jointly and severally represent and warrant to, and agree with, ARS that all the following representations and warranties in this Article IV are as of the date of this Agreement, and will be, as amended or supplemented pursuant to Section 6.08, on the date of the Closing and the IPO Closing Date, true and correct:

                  (a) the Organization State of the Company is the State of Texas, and the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of that State, (ii) has all requisite corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted and (iii) is duly qualified and in good standing as a foreign corporation in all jurisdictions (other than the State of Texas) in which it owns or leases property or in which the carrying on of its business as now conducted so requires;

                  (b) (i) the authorized Capital Stock of the Company is comprised of 1,000,000 shares of Company Common Stock, 49,810 shares of Series A Preferred Stock and 190 shares of Series B Preferred Stock of which 1,000 shares, 24,810 shares (plus the additional shares of Series A preferred Stock issued or issuable pursuant to the dividend provisions with respect thereto set forth in the Company's Charter Documents) and 190 shares, respectively, have been issued and are now outstanding and no shares of any class are held by the Company as treasury shares, and (ii) except for the EHC Warrant, no outstanding Derivative Securities of the Company exist; and

                  (c) the representations and warranties contained in Article IV of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth in that Article hereby are agreed to.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF ARS AND NEWCO

                  Section 5.01. BY ARS AND NEWCO. ARS and Newco jointly and severally represent and warrant to the Company and each Stockholder that all the following representations and warranties in this Article V are as of the date of this Agreement, and will be on the date of the Closing and the IPO Closing Date, true and correct: (a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (b) no Derivative Securities of Newco are outstanding, (c) Newco has been organized for the sole purpose of participating in the Merger and has not, and will not, engage in any activities other than those necessary to effectuate the Merger and (d) the representations and warranties contained in Article V of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct.

                                                    ARTICLE VI

                                     COVENANTS EXTENDING TO THE EFFECTIVE TIME

                  Section 6.01. OF EACH PARTY. Until the Effective Time, subject to the provisions of Section 11.05, each party hereto will comply with each covenant for which provision is made in Article VI of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that party. For purposes of Section 6.10, the financial statements required to be delivered by the Company are (a) the separate financial statements of ADCOT and SEI that would be required if each were named therein as the "Company" and (b) Combined Balance Sheets.

                                   ARTICLE VII

             THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

                  Section 7.01. THE CLOSING AND CERTAIN CONDITIONS. (a) THE CLOSING. On or before the IPO Pricing Date, the parties hereto will take all actions necessary to (i) effect the Merger (including, as permitted by the TBCA, (A) the execution of a Certificate of Merger (1) meeting the requirements of the TBCA and (2) providing that the Merger will become effective on the IPO Closing Date and (B) the filing of that Certificate with the Secretary of State of the State of Texas), (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock and Company Preferred Stock to be exchanged for the Merger Consideration provided for herein pursuant to Section 2.05 and
(iii) satisfy the document delivery requirements to which the obligations of the parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this Article VII (all those actions collectively being the "Closing"). The Closing will take place at the offices of Baker & Botts, L.L.P., 38th Floor, 910 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as ARS shall specify by written notice to C. Clifford Wright, Jr. and Nolan Lehmann. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock, the Company Preferred Stock or the Merger Consideration pursuant to Section 2.05. Instead, on the IPO Closing Date, the Certificate of Merger will become effective pursuant to Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock and Company Preferred Stock in exchange for the Merger Consideration provided for herein (including a certified check or checks in an amount equal to the cash portion of the Merger Consideration) will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 12.01(b)(i).

                  (b) CERTAIN CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders with respect to the actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of all the conditions set forth in Sections 7.02(a) and 7.03. The obligations of the Stockholders with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date to all of the following conditions: (i) each of the Stockholders' Agreement then shall be in full force and effect; and (ii) the conditions set forth in Sections 7.02(b) and 7.03.

                  (c) CERTAIN CONDITIONS TO THE OBLIGATIONS OF ARS AND NEWCO. The obligations of ARS and Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of the following conditions: (i) the Company shall have delivered to ARS a copy of the articles of incorporation, each as amended to the date of the Closing and certified by the Secretary of State of the State of Texas as of a Current Date, of the Company and the Company Subsidiaries; and (ii) all the conditions set forth in Sections 7.02(a) and 7.04(a).

                  (d) The obligations of ARS and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of all the conditions set forth in Sections 7.02(b) and 7.04(b).

                  (e) The text of Article VII of the Uniform Provisions hereby is incorporated herein by this reference.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

                  Section 8.01. OF EACH PARTY OTHER THAN THE COMPANY. From and after the Effective Time, subject to the waiver provisions of Section 11.05, each party hereto (other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that party.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  Section 9.01. INDEMNIFICATION RIGHTS AND OBLIGATIONS. The text of Article IX of the Uniform Provisions hereby is incorporated herein by this reference. This Article IX shall not apply to Equus.

                                    ARTICLE X

                           LIMITATIONS ON COMPETITION

                  Section 10.01. PROHIBITED ACTIVITIES. Each Stockholder other than Equus agrees, severally and not jointly with any other Person, that he will not, during the period beginning on the date hereof and ending on the third anniversary of the date hereof, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

                  (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, or as a sales representative or distributor of any kind, in any business selling any products or providing any services in competition with the Company, any Company Subsidiary or ARS or any Subsidiary of ARS (ARS and its Subsidiaries collectively being "ARS" for purposes of this
         Article X) within a radius of 100 miles of each location in which any of the Company or the Company Subsidiaries was engaged in business on the date hereof or immediately prior to the Effective Time (those locations collectively being the "Territory");

                  (b) call on any natural person who is at that time employed by the Company, any Company Subsidiary or ARS in any managerial capacity with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or ARS, provided that the Stockholder may call on and hire any of his Immediate Family Members;

                  (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or ARS within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or ARS within the Territory and (ii) with the knowledge of that customer relationship; or

                  (d) call on any ARS Acquisition Candidate, with the knowledge of that Person's status as an ARS Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than ARS.


Notwithstanding the foregoing, any Stockholder may own and hold as a passive investment up to 1% of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is listed on the New York Stock Exchange or included in the Nasdaq National Market. For purposes hereof and the respective tax reporting positions of the parties hereto, each party hereto agrees that the percentage of the ARS Acquisition Shares to be received by each Stockholder pursuant to Section 2.04 which equals 1% of that Stockholder's Pro Rata Share of the Transaction Value will represent, and be received as, consideration for that Stockholder's agreement, if applicable, to observe the covenants in this Section 10.01.

                  Section 10.02. DAMAGES. Because of the difficulty of measuring economic losses to ARS as a result of any breach by a Stockholder of his covenants in Section 10.01, and because of the immediate and irreparable damage that could be caused to ARS for which it would have no other adequate remedy, each Stockholder agrees that ARS may enforce the provisions of Section 10.01 by injunctions and restraining orders against that Stockholder if he breaches any of those provisions.

                  Section 10.03. REASONABLE RESTRAINT. The parties hereto each agree that Sections 10.01 and 10.02 impose a reasonable restraint on the Stockholders in light of the activities and business of ARS on the date hereof, the current business plans of ARS and the investment by each Stockholder in ARS as a result of the Merger.

                  Section 10.04. SEVERABILITY; REFORMATION. The covenants in this Article X are severable and separate, and the unenforceability of any specific covenant in this Article X is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Stockholder, the parties hereto, including that Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Stockholder and any other Stockholder similarly situated.

                  Section 10.05. INDEPENDENT COVENANT. All the covenants in this
Article X are intended by each party hereto to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against ARS, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by ARS of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision hereof by any party hereto.

                  Section 10.06. MATERIALITY. The Company and each Stockholder, severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated hereby.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  Section 11.01. TREATMENT OF CONFIDENTIAL INFORMATION. Each party hereto will comply with each covenant for which provision is made in
Section 11.01 of the Uniform Provisions (the text of which Section hereby is incorporated herein by this reference).

                  Section 11.02. RESTRICTIONS ON TRANSFER OF ARS COMMON STOCK.
(a) During the two-year period ending on the second anniversary of the IPO Closing Date (the "Restricted Period") (or if the two-year "holding" period for restricted securities under Rule 144 under the Securities Act is reduced by the SEC, the Restricted Period will be correspondingly reduced), no Stockholder voluntarily will, except pursuant to and in accordance with the applicable provisions of the Registration Rights Agreement: (i) sell, assign, exchange, transfer, encumber, pledge (except for a pledge of ARS Common Stock to NationsBank of Texas, N.A. pursuant to the Equus Pledge), distribute, appoint or otherwise dispose of (A) any shares of ARS Common Stock received by any Stockholder in the Merger or (B) any interest in (including any option to buy or sell) any of those shares of ARS Common Stock, in whole or in part, and ARS will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of ARS Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of ARS Common Stock acquired pursuant to Section 2.04 hereof (including, for example engaging in put, call, short-sale, straddle or similar market transactions); provided, however, that this Section 11.02 shall not restrict any transfer of ARS Common Stock acquired by a Stockholder pursuant to Section 2.04 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 11.01 and this Section 11.02. The certificates evidencing the ARS Common Stock delivered to each Stockholder pursuant to Section 2.05 will bear a legend substantially in the form set forth below and containing such other information as ARS may deem necessary or appropriate:

         EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON __________ [DATE THAT IS THE SECOND ANNIVERSARY OF THE IPO CLOSING DATE] (THE "RESTRICTED PERIOD") (OR IF THE TWO-YEAR "HOLDING" PERIOD FOR RESTRICTED SECURITIES UNDER RULE 144 UNDER THE SECURITIES ACT OF 1933 IS REDUCED BY THE SECURITIES AND EXCHANGE COMMISSION, THE RESTRICTED PERIOD WILL BE CORRESPONDINGLY REDUCED). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

                  (b) Each Stockholder, severally and not jointly with any other Person, (i) acknowledges that the shares of ARS Common Stock to be delivered to that Stockholder pursuant to Section 2.04 have not been and, except pursuant to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by that Stockholder without compliance with the Securities Act and (ii) covenants that none of the shares of ARS Common Stock issued to that Stockholder pursuant to Section 2.04 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of ARS Common Stock issued pursuant to Section
2.04 will bear the following legend in addition to the legend prescribed by
Section 11.02(a):

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT LAW AND OTHER APPLICABLE SECURITIES LAWS.

In addition, certificates evidencing shares of ARS Common Stock issued pursuant to Section 2.04 to each Stockholder will bear any legend required by the securities or blue sky laws of the state in which that Stockholder resides.

                  Section 11.03. BROKERS AND AGENTS. The Stockholders jointly and severally each represent and warrant to ARS that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify ARS against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

                  Section 11.04. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of ARS, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of that trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in Article IX or as otherwise provided expressly herein or therein.

                  Section 11.05. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, Newco and ARS and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by each of the Stockholders, the Company and ARS. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

                  Section 11.06. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

                  Section 11.07. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) ARS will pay the fees, expenses and disbursements of ARS and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by ARS and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, all sales, use, transfer and other similar taxes and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated hereby and (c) the Company will pay the fees, expenses and disbursements of Counsel for the Stockholders (but not the Counsel for the Company) incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date (which fees, expenses and disbursements will, to the extent accrued through the IPO Closing Date but then unpaid, be recorded as a liability of the Company for the purpose of determining its Closing Date Working Capital and resulting Positive Working Capital Adjustment or Negative Working Capital Adjustment, as the case may be); provided, however, if the Company or the Stockholders terminate this Agreement otherwise than as permitted by Article XII, the Company will, no later than 10 Houston, Texas business days after ARS makes a written request therefor, reimburse ARS in the amount equal to the aggregate fees, costs and other expenses invoiced to ARS by Arthur Andersen LLP in connection with its audit of the Company's financial statements at December 31, 1995 and for the year then ended. The Stockholders will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company or ARS or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to that Stockholder pursuant to
Article II.

                  Section 11.08. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received
(a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or
(b) if delivered by mail (whether actually received or not), at the close of business on the third Houston, Texas business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                  (i)      if to ARS or Newco, addressed to it at:

                           American Residential Services, Inc.
                           5850 San Felipe
                           Suite 500
                           Houston, Texas  77057
                           Attn.:  C. Clifford Wright, Jr.
                           Chief Executive Officer
         with copies (which shall not constitute notice for purposes of this Agreement) to:

                           Baker & Botts, L.L.P.
                           One Shell Plaza
                           Houston, Texas  77002-4995
                           Attn: James L. Leader, Esq.;

                  (ii) if to the Stockholders, addressed to them at their addresses set forth in Schedule 2.04; and

                  (iii)    if to the Company, addressed to it at:

                           Enterprises Holding Company
                           5850 San Felipe, Suite 500
                           Houston, Texas 77057

         with copies (which shall not constitute notice for purposes of this Agreement) to:

                           Enterprises Holding Company
                           5850 San Felipe, Suite 500
                           Houston, Texas 77057
                           Attn:  John D. Held, Esq.

                  Section 11.09. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York without regard to the conflicts of law provisions thereof; provided, however, that Article X and the rights and obligations thereunder of the parties thereto will be governed by and construed in accordance with the substantive laws of the State of Texas without regard to the conflicts of law provisions thereof.

                  Section 11.10. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

                  Section 11.11. TIME. Time is of the essence in the performance of this Agreement in all respects.

                  Section 11.12. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                  Section 11.13. REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

                  Section 11.14. RESPECTING THE IPO. (a) Each of the Company and the Stockholders acknowledges and agrees that: (i) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (ii) neither ARS or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders or any of their respective Affiliates or associates for any failure of (A) the Registration Statement to become effective (provided, however, that ARS will use its reasonable best efforts to cause the Registration Statement to become effective prior to December 31, 1996) or (B) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to ARS or the IPO. The Underwriter shall have no obligation to any of the Company and the Stockholders with respect to any disclosure contained in the Registration Statement.

                  (b) Pursuant to Section 3.4 of the Equus Registration Rights Agreement, Equus hereby consents to the granting by ARS of the registration rights set forth in Registration Rights Agreement to each of the Stockholders and each of the equity owners of the Other Founding Companies and each Person who may hereafter become a party to the Registration Rights Agreement pursuant to the terms thereof.

                                   ARTICLE XII

                                   TERMINATION

                  Section 12.01. TERMINATION OF THIS AGREEMENT. (a) This Agreement may be terminated at any time prior to the Closing solely:

                  (i)      by the mutual written consent of ARS and the Company;

                  (ii) by the Stockholders or the Company, on the one hand, or by ARS, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1996, unless the failure of such transactions to be consummated results from the willful failure of the party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by it prior to or at the Closing or thereafter on the IPO Closing Date;

                  (iii) by the Stockholders or the Company, on the one hand, or by ARS, on the other hand, if a material breach or default shall be made by the other party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein;

                  (iv) by ARS if it is entitled to do so as provided in Section 6.08;

                  (b) This Agreement may be terminated after the Closing solely:

                  (i) by ARS or the Company if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

                  (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within 15 New York City business days after the date of the Closing.

                  (c) If this Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect and, if the Certificate of Merger shall have been filed with the Secretary of State of the State of Texas prior to that termination, each of the Company and Newco is authorized to execute and file with the Secretary of State of the State of Texas a certificate of that termination pursuant to
Article 5.03(I) of the TBCA.

                  Section 12.02. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any party hereto except (a) as provided in Section
11.07 and (b) to the extent that such liability is based on the breach by that party of any of its representations, warranties or covenants set forth in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                       AMERICAN RESIDENTIAL SERVICES, INC.


                       By: _________________________
                             C. Clifford Wright, Jr.
                             Chief Executive Officer and President


                       ARS ACQUISITION INC.

                       By: _________________________
                             C. Clifford Wright, Jr.
                             Chief Executive Officer and President


                       ENTERPRISES HOLDING COMPANY

                       By: _________________________
                           Name:
                           Title:

                       STOCKHOLDERS:

                       _________________________
                       C. Clifford Wright, Jr.

                       _________________________
                       William P. McCaughey

                       _________________________
                       Howard S. Hoover, Jr.

                       ELIZABETH ENGLAND (HOOVER) ROTAN
                       1996 FAMILY TRUST

                       _________________________
                       Elizabeth England (Hoover) Rotan,
                       as Co-Trustee

                       _________________________
                       J. Barrett Rouse, as Co-Trustee

                       EDWARD McCALL ROTAN II 1996 FAMILY
                       TRUST

                       _________________________
                       Elizabeth England (Hoover) Rotan,
                       as Co-Trustee

                       _________________________
                       J. Barrett Rouse, as Co-Trustee


                       EQUUS II INCORPORATED

                       By: _________________________
                           Name:
                           Title:

                  SPECIAL JOINDER BY NATIONSBANK OF TEXAS, N.A.

         NationsBank of Texas, N.A. hereby joins in this Agreement for the sole purpose of evidencing its agreement to be bound by the provisions set forth in
Section 2.03(c) and Section 2.05(g) of this Agreement. The parties acknowledge and agree that NationsBank of Texas, N.A. is not a "Stockholder" for purposes of this Agreement. NationsBank of Texas, N.A. also hereby consents to the execution, delivery and performance of this Agreement by the parties.

                       NationsBank of Texas, N.A.

                       By: _________________________
                           Name:
                           Title:

                                   ADDENDUM 1

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                       American Residential Services, Inc.
                              ARS Acquisition Inc.,
                           Enterprises Holding Company
                                       and
                         the Stockholders named therein


         A. Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

          B.       The Founding Companies are:

                   Atlas Services, Inc.
                   Bullseye Air Conditioning, Inc.
                   Climatic Corporation of Vero Beach
                   DIAL ONE Meridian and Hoosier, Inc.
                   Enterprises Holding Company
                   Florida Heating and Air Conditioning, Inc.
                   Florida Heating and Air Conditioning Service, Inc. Florida Heating and Air Duct, Inc.
                   General Heating Engineering Company, Inc.

                                  SCHEDULE 2.03

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                              ARS Acquisition Inc.,
                           Enterprises Holding Company
                                       and
                         the Stockholders named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.03 are used herein as defined therein.

         B. The directors of the Surviving Corporation immediately after the Effective Time are as follows: Howard S. Hoover, Jr., William P. McCaughey and
C. Clifford Wright, Jr.

         C. The officers of the Surviving Corporation immediately following the Effective Time are as follows:

             President                               C. Clifford Wright
             Vice President                          William P. McCaughey
             Vice President and Secretary            John D. Held
             Treasurer                               A. Jefferson Walker, III
             Controller                              Michael Mamaux

                                  SCHEDULE 2.04

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                              ARS Acquisition Inc.,
                           Enterprises Holding Company
                                       and
                         the Stockholders named therein


                  A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as defined therein.

                  B. The name and address of each Stockholder are as follows:


           NAME                                       ADDRESS

     Howard S. Hoover, Jr............. 5850 San Felipe
                                       Suite 500
                                       Houston, Texas 77057

     C. Clifford Wright, Jr........... 5850 San Felipe
                                       Suite 500
                                       Houston, Texas 77057

     William P. McCaughey............. 5850 San Felipe
                                       Suite 500
                                       Houston, Texas 77057

     Equus II Incorporated............ c/o Equus Capital Corporation
                                       2929 Allen Parkway, Suite 2500
                                       Houston, Texas 77019
                                       Attn: Mr. Randall B. Hale, Vice President

                  C. Subject to increase or reduction by the application of the Positive Working Capital Adjustment or the Negative Working Capital Adjustment, as the case may be: (1) the aggregate Merger Consideration will be comprised of
(A) cash in the amount equal to the sum of (i) $500,000 and (ii) the amount of all accrued and unpaid dividends on the Company Preferred Stock through the IPO Closing Date and (B) such number of whole and fractional shares of ARS


Common Stock as shall equal the quotient of (i) $7,676,000 divided by (ii) the IPO Price; (2) the Stockholders will be entitled to receive the Merger Consideration pursuant to Section 2.04, as follows: (A) the 25,000 shares of Company Preferred Stock will be converted into the right to receive $500,000 in cash and such number of whole and fractional shares of ARS Acquisition Stock as shall equal the quotient of (i) $5,584,000 divided by (2) the IPO Price; and (B) the 1,000 shares of Company Common Stock will be converted into the right to receive such number of whole and fractional shares of ARS Common Stock as shall equal the quotient of (i) $2,092,000 divided by (ii) the IPO Price; and (3) the Stockholders will be entitled to receive the ARS Acquisition Shares pursuant to
Section 2.04 as follows:

                              Shares of     Shares of                    Total Value
                              Pre-Merger   Pre-Merger    Pro Rata Share    of ARS
                               Company       Company        of ARS       Acquisition
                                Common      Preferred     Acquisition  Shares Issuable
STOCKHOLDERS                 STOCK OWNED   STOCK OWNED      SHARES      IN THE MERGER
                              ----------    --------      ----------     ----------
Howard S. Hoover, Jr.                180       --           4.90568%    $   376,560
Elizabeth England (Hoover)
   Rotan 1996 Family Trust            35       --           0.95388%    $    73,220
Edward McCall Rotan II
   1996 Family Trust                  35       --           0.95388%    $    73,220
C. Clifford Wright, Jr.              375       --          10.22017%    $   784,500
William P. McCaughey                 375       --          10.22017%    $   784,500
Equus II Incorporated              --         25,000 (1)   72.74622%    $ 5,584,000
                              ----------    --------      ----------     ----------
                                   1,000      25,000 (1)  100.0000%      $7,676,000
                                  ======    ========     ==========      ==========

- -------------------
(1) Plus the additional shares of Preferred Stock issued or issuable pursuant to the dividend provisions with respect thereto set forth in the Company's Charter Documents.

For purposes of Section 2.05, the following table sets forth the Pro Rata Share of each stockholder:

                                           Pro Rata
STOCKHOLDERS                                 SHARE
- ------------                               --------
Howard S. Hoover, Jr.                        6.000%
Elizabeth England (Hoover)
   Rotan 1996 Family Trust                   1.165%
Edward McCall Rotan II
   1996 Family Trust                         1.165%
C. Clifford Wright, Jr.                     12.500%
William P. McCaughey                        12.500%
Equus II Incorporated                       66.670%
                                           --------
                                           100.000%

                                  SCHEDULE 3.01

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                              ARS Acquisition Inc.,
                           Enterprises Holding Company
                                       and
                         the Stockholders named therein


                  A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.01 are used herein as therein defined.

                  B. Each Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a).

                                  SCHEDULE 3.02

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                              ARS Acquisition Inc.,
                           Enterprises Holding Company
                                       and
                         the Stockholders named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.02 are used herein as defined therein.

         B. The record and beneficial owners of the Company Capital Stock and all Liens on such stock are as follows:


      OWNER                         SHARES                               LIENS
      -----                         ------                               -----
Howard S. Hoover, Jr.            180 shares of common stock               None

C. Clifford Wright, Jr.          375 shares of common stock               None

William P. McCaughey             375 shares of common stock               None

Edward McCall Rotan II 1996      35 shares of common stock                None

Family Trust

Elizabeth England (Hoover)       35 shares of common stock                None

Rotan 1996 Family Trust

Equus II Incorporated            24,810 shares of Series A Preferred      None
                                 Stock (plus accumulated PIK dividends)

Equus II Incorporated            190 shares of Series B Preferred Stock   None

                                  SCHEDULE 3.07

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                              ARS Acquisition Inc.,
                           Enterprises Holding Company
                                       and
                         the Stockholders named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.07 are used herein as defined therein.

         B. The Stockholder is, alone or with one or more other Persons, the controlling Affiliate of the following Entities, businesses or trades (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that (a) are engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) are, or have within the three-year period ending on the date of this Agreement, engaged in any transaction with the Company or any Company Subsidiary, except for transactions in the ordinary course of business of the Company or that Company Subsidiary:

                  Equus II Incorporated and certain of its private institutional and publicly traded mutual funds affiliates and their respective portfolio companies may now have investments in, and may hereafter from time to time invest in, companies similar to the Company's line of business.

                                  SCHEDULE 4.11

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                              ARS Acquisition Inc.,
                           Enterprises Holding Company
                                       and
                         the Stockholders named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.11 are used herein as defined therein.

         B. The following Related Party Agreement will be permitted to continue in effect past the date of the Closing in accordance with its terms:

                  The provisions of Sections 9.2, 9.3, 9.4 and 9.7, Article XI and Section B.1 of the Loan and Preferred Stock Purchase Agreement dated as of March 19, 1996, among Equus II Incorporated, Enterprises Holding Company, and the stockholders of Enterprises Holding Company shall survive the Merger and shall remain in effect thereafter as an obligation of the Surviving Corporation.

                  Otherwise, not applicable, other than as contemplated in Agreement and Plan of Reorganization by and among ARS, ARS Acquisition, Inc., Enterprises Holding Company and the stockholders named therein.

                                  SCHEDULE 6.04

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                              ARS Acquisition Inc.,
                           Enterprises Holding Company
                                       and
                         the Stockholders named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.04 are used herein as defined therein.

         B. The Company and the Company Subsidiaries may make the following Restricted Payments prior to the Effective Time:

                  Described below are all exceptions to the covenants set forth in Section 6.04 of the Agreement.

                  Dividends on shares of Preferred Stock of Enterprises Holding Company (payable in shares of additional Preferred Stock of Enterprises Holding Company as provided in its Certificate of Incorporation) shall continue to accrue and be payable through the IPO Closing Date.

                                  SCHEDULE 6.12

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                              ARS Acquisition Inc.,
                           Enterprises Holding Company
                                       and
                         the Stockholders named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.12 are used herein as defined therein.

         B. The Company will make all arrangements and take all such actions as are necessary and satisfactory to ARS to dispose, prior to the Effective Time, of the following assets:

                                      None

                                  SCHEDULE 8.05

                                     to the

                      Agreement and Plan of Reorganization
                            dated as of June 13, 1996
                                  by and among
                      American Residential Services, Inc.,
                              ARS Acquisition Inc.,
                           Enterprises Holding Company
                                       and
                         the Stockholders named therein

         A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 8.05 are used herein as defined therein.

         B. At or within 60 days following the Effective Time, ARS will cause the following Stockholder Guaranties to be terminated:

                                      None.